Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS FOURTH QUARTER AND

2011 FULL-YEAR RESULTS

Overall Occupancy Increased to 90.5 Percent

Leased 3.9 Million Square Feet in Q4; 14.9 Million in 2011, Up 35 Percent from 2010

Same-Store Net Operating Income Growth Positive; Same-Store Occupancy Increased to 90.9 Percent

Funds from Operations, as adjusted, of $0.11 per share in Q4 and $0.40 per share in 2011

DENVER, Colo., February 9, 2012 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three months and year ending December 31, 2011.

“We had a great fourth quarter and are excited for 2012 as we anticipate increased opportunity for DCT to execute on its strategic plan,” said Phil Hawkins, President and Chief Executive Officer of DCT Industrial.

Funds from Operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for the fourth quarter of 2011 totaled $30.0 million, or $0.11 per diluted share, compared with $23.9 million, or $0.10 per diluted share, for the fourth quarter of 2010. These results exclude $0.5 million of acquisition costs for the quarter ending 2011 and $4.7 million of acquisition costs and impairment losses on non-depreciable real estate for the quarter ending 2010. Funds from Operations for the fourth quarter also includes $0.7 million of previously deferred gains resulting from the sale of an unconsolidated asset.

For the year ending December 31, 2011, FFO, as adjusted, attributable to common stockholders and unitholders totaled $106.7 million, or $0.40 per diluted share, compared with $93.0 million, or $0.39 per diluted share, for the year ending December 31, 2010. These results exclude $1.9 million of acquisition costs for the year ending 2011 and $6.4 million of acquisition costs, impairment losses on non-depreciable real estate and debt modification costs for the year ending 2010.

Net loss attributable to common stockholders for the fourth quarter of 2011 was $0.2 million, or $0.00 per diluted share, compared with a net loss of $11.2 million, or $0.05 per diluted share, reported for the fourth quarter of 2010. Net loss attributable to common stockholders for the year ending December 31, 2011 was $25.3 million, or $0.11 per diluted share, compared with a net loss of $37.8 million, or $0.18 per diluted share, for the year ending December 31, 2010.

Property Results and Leasing Activity

518 17TH STREET, 8th FLOOR ¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

“Activity remained strong in the fourth quarter with our market teams leasing 3.9 million square feet, bringing occupancy to 90.5 percent,” said Phil Hawkins. “We signed 14.9 million square feet of leases in 2011, an increase of over 35 percent from the 11.0 million square feet in 2010. Market fundamentals continue to improve with positive absorption and muted new supply driving vacancy down to its lowest point in eleven quarters.”

As of December 31, 2011, DCT Industrial owned 409 consolidated properties, totaling 58.3 million square feet with occupancy of 90.5 percent, up from 89.9 percent as of September 30, 2011 and up 310 basis-points from December 31, 2010.

Net operating income (“NOI”) was $47.5 million in the fourth quarter of 2011, compared with $41.3 million reported for the fourth quarter of 2010. Fourth quarter 2011 same-store NOI, excluding revenue from lease terminations, increased 0.7 percent on a GAAP basis and increased 0.7 percent on a cash basis, when compared to the same period last year. Occupancy of same-store properties averaged 90.3 percent in the fourth quarter of 2011, an increase of 230 basis-points compared with an average of 88.0 percent in the fourth quarter of 2010. Occupancy of same-store properties ended at 90.9 percent as of December 31, 2011.

The Company signed leases totaling 3.9 million square feet in the fourth quarter of 2011. For the year ending December 31, 2011, DCT Industrial signed leases totaling 14.9 million square feet compared with 11.0 million square feet during the year ending December 31, 2010. As of December 31, 2011, 0.5 million square feet, or 0.9 percent of DCT Industrial’s total consolidated portfolio, was leased but not occupied.

In the fourth quarter of 2011, rental rates on signed leases increased 3.8 percent on a GAAP basis and decreased 8.1 percent on a cash basis compared to prior leases. For the full year of 2011, rental rates on signed leases declined 0.9 percent on a GAAP basis and 8.3 percent on a cash basis. The Company’s tenant retention rate was 75.7 percent in the fourth quarter of 2011 and 74.1 percent for the year ending December 31, 2011.

Investment Activity

“DCT Industrial had an excellent finish to 2011 as we continued to add well-located, high-quality distribution assets to our portfolio,” said Hawkins. “In 2011 the Company acquired 27 buildings, totaling 3.1 million square feet for $187.1 million. In addition, we sold non-strategic assets totaling 4.0 million square feet for a total sales price of $122.1 million. Construction commenced on development projects in the Washington D.C. area and Houston with two additional projects in Miami and the Inland Empire scheduled to break ground in mid-2012.”

Acquisitions

During the fourth quarter, DCT Industrial acquired buildings in Chicago, Houston, Northern California and Seattle. These four properties, totaling 552,000 square feet, were acquired for $53.6 million. The buildings are expected to generate an average year-one cash yield of 6.9 percent.

The table below represents a summary of the fourth quarter acquisitions:

Market	Submarket	Square Feet	Occupancy	Closed
Seattle, WA	Renton	121,000	100.0%	Oct-11
Northern California	Airport	255,000	100.0%	Nov-11
Houston, TX	Northwest	69,000	100.0%	Dec-11
Chicago, IL	O’Hare	107,000	100.0%	Dec-11

Total / Weighted Average		552,000	100.0%

For the year ending December 31, 2011, DCT Industrial acquired 27 buildings, totaling 3.1 million square feet, for $187.1 million, excluding the $9.8 million share owned by noncontrolling interests. The buildings are expected to generate an average year-one cash yield of 6.4 percent and an average 7.6 percent cash yield once stabilized.

Dispositions

During the fourth quarter of 2011, DCT Industrial completed dispositions in Charlotte, Cincinnati, Kansas City, Minneapolis, Nashville and San Antonio. In total, the Company sold 18 properties comprising of 3.5 million square feet, for gross proceeds (net of joint venture partners’ interests) of $110.6 million1 with a projected year-one cash yield of 5.8 percent. The Company sold all of its assets in Kansas City, all of its consolidated assets in Minneapolis and all but one 80,000 square foot building in Charlotte. For the year ending December 31, 2011, DCT Industrial completed sales of 4.0 million square feet for gross proceeds (net of joint venture partners’ interests) of $122.1 million1 with a projected year-one cash yield of 5.2 percent.

The table below represents a summary of the fourth quarter dispositions:

Market	Square Feet	Occupancy	Closed
Cincinnati, OH2	604,000	100.0%	Oct-11
Minneapolis, MN (3 buildings)	356,000	100.0%	Nov-11
Kansas City, KS3(2 buildings)	405,000	100.0%	Nov-11
Nashville, TN	988,000	100.0%	Dec-11
Charlotte, NC (9 buildings)	925,000	74.0%	Dec-11
San Antonio, TX (2 buildings)	172,000	77.0%	Dec-11

Total / Weighted Average	3,450,000	91.9%

Development

DCT acquired a 13.0 acre land parcel in the North submarket of Houston, named DCT Airtex Industrial Center. The Company plans to build a 267,000 square foot cross-dock building on the site which offers direct access and frontage to Interstate 45, Houston’s major North/South non-toll logistics route.

Strong Balance Sheet

The Company’s fixed charge coverage for the fourth quarter and full year of 2011 was 2.6 times and net debt to fourth quarter adjusted EBITDA was 6.7 times as of December 31, 2011.

As a result of several financing transactions executed in 2011, the Company’s average debt maturity has been extended to 5.2 years at December 31, 2011 compared to 3.8 years as of December 31, 2010.

[1]	Includes DCT Industrial’s proportionate share of gross proceeds for properties sold by unconsolidated joint ventures.
[2]	Unconsolidated property
[3]	Includes one 225,000 square foot consolidated property and one 180,000 square foot unconsolidated property.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on April 18, 2012 to stockholders of record as of April 6, 2012.

Guidance

The Company reiterated guidance for 2012 FFO, as adjusted, of $0.36 to $0.41 per diluted share. Additionally, net loss attributable to common stockholders and unitholders is expected to be between $(0.12) and $(0.07) per diluted share.

The Company’s guidance excludes real estate gains and losses and acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss fourth quarter 2011 and full-year results and its recent business activities on Friday, February 10, 2012 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available until 9 a.m. Eastern Time, Monday, February 27, 2012 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10008830. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until February 10, 2013.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of December 31, 2011, the Company owned interests in, managed or had under development approximately 75.5 million square feet of properties leased to approximately 900 customers, including 13.3 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

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DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	December 31, 2011	December 31, 2010
	(unaudited)
ASSETS:
Land	$647,552	$567,152
Building and improvements	2,393,346	2,343,835
Intangible lease assets	84,779	93,497
Construction in progress	35,386	32,952

Total investment in properties	3,161,063	3,037,436
Less accumulated depreciation and amortization	(589,314)	(528,705)

Net investment in properties	2,571,749	2,508,731
Investments in and advances to unconsolidated joint ventures	139,278	138,455

Net investment in real estate	2,711,027	2,647,186
Cash and cash equivalents	12,834	17,330
Notes receivable	1,053	1,222
Deferred loan costs, net	8,567	5,883
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,256 and $2,088, respectively	42,349	33,278
Other assets, net	17,468	14,990

Total assets	$2,793,298	$2,719,889

LIABILITIES AND EQUITY:
Liabilities:
Accounts payable and accrued expenses	$45,785	$38,354
Distributions payable	19,057	17,458
Tenant prepaids and security deposits	22,864	20,759
Other liabilities	29,797	12,373
Intangible lease liability, net	18,897	18,748
Line of credit	—	51,000
Senior unsecured notes	935,000	735,000
Mortgage notes	317,783	425,359

Total liabilities	1,389,183	1,319,051

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 245,943,100 and 222,946,676 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	2,459	2,229
Additional paid-in capital	2,018,075	1,898,289
Distributions in excess of earnings	(783,229)	(689,127)
Accumulated other comprehensive loss	(29,336)	(15,289)

Total stockholders’ equity	1,207,969	1,196,102
Noncontrolling interests	196,146	204,736

Total equity	1,404,115	1,400,838

Total liabilities and equity	$2,793,298	$2,719,889

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(amounts in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
REVENUES:
Rental revenues	$64,995	$56,780	$249,158	$225,699
Institutional capital management and other fees	1,138	1,082	4,291	4,133

Total revenues	66,133	57,862	253,449	229,832

OPERATING EXPENSES:
Rental expenses	8,702	7,862	34,217	32,389
Real estate taxes	8,808	7,655	36,200	34,915
Real estate related depreciation and amortization	31,106	28,186	124,244	110,373
General and administrative	5,459	6,734	25,925	25,262
Impairment losses	448	4,100	448	8,656
Casualty gains	(33)	—	(33)	—

Total operating expenses	54,490	54,537	221,001	211,595

Operating income	11,643	3,325	32,448	18,237

OTHER INCOME AND EXPENSE:
Equity in income (loss) of unconsolidated joint ventures, net	894	(786)	(2,556)	(2,986)
Impairment losses on investments in unconsolidated joint ventures	(19)	(216)	(1,953)	(216)
Loss on business combinations	—	—	—	(395)
Interest expense	(17,104)	(15,333)	(63,941)	(56,548)
Interest and other income (expense)	(53)	245	(310)	357
Income tax benefit (expense) and other taxes	(38)	137	(144)	(918)

Loss from continuing operations	(4,677)	(12,628)	(36,456)	(42,469)
Income (loss) from discontinued operations	4,307	(265)	7,613	(597)

Loss before gain on dispositions of real estate interests	(370)	(12,893)	(28,843)	(43,066)
Gain on dispositions of real estate interests	—	—	—	13

Consolidated net loss of DCT Industrial Trust Inc.	(370)	(12,893)	(28,843)	(43,053)
Net loss attributable to noncontrolling interests	207	1,698	3,593	5,223

Net loss attributable to common stockholders	(163)	(11,195)	(25,250)	(37,830)

Distributed and undistributed earnings allocated to participating securities	(93)	(117)	(443)	(480)

Adjusted net loss attributable to common stockholders	$(256)	$(11,312)	$(25,693)	$(38,310)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED:
Loss from continuing operations	$(0.02)	$(0.05)	$(0.14)	$(0.18)
Income (loss) from discontinued operations	0.02	(0.00)	0.03	(0.00)

Net loss attributable to common stockholders	$(0.00)	$(0.05)	$(0.11)	$(0.18)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	245,939	218,723	242,591	212,412

Reconciliation of Net Loss Attributable to Common Stockholders to Funds from Operations(1)

(unaudited, amounts in thousands, except per share and unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net loss attributable to common stockholders	$(163)	$(11,195)	$(25,250)	$(37,830)
Adjustments:
Real estate related depreciation and amortization	32,149	29,386	128,989	115,904
Equity in (income) loss of unconsolidated joint ventures, net	(894)	786	2,556	2,986
Equity in FFO of unconsolidated joint ventures	2,613	921	4,732	4,001
Loss on business combinations	—	—	—	395
Impairment losses on depreciable real estate(1)	8,226	599	10,160	8,012
Gain on dispositions of real estate interests	(12,030)	—	(12,030)	(2,091)
Gain on dispositions of non-depreciable real estate	—	—	—	13
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,399)	(3,283)	(14,252)	(13,426)
FFO attributable to unitholders	2,965	1,941	9,901	8,678

FFO attributable to common stockholders and unitholders, basic and diluted	29,467	19,155	104,806	86,642

Adjustments:
Acquisition costs(2)	493	706	1,902	1,228
Debt modification costs	—	—	—	1,136
Impairment losses on non-depreciable real estate (2)	—	3,992	—	3,992

FFO, as adjusted, attributable to common stockholders and unitholders, basic and diluted	$29,960	$23,853	$106,708	$92,998

FFO per common share and unit, basic and diluted	$0.11	$0.08	$0.39	$0.36

FFO, as adjusted, per common share and unit, basic and diluted	$0.11	$0.10	$0.40	$0.39

FFO weighted average common shares and units outstanding:
Common shares for earnings per share – basic	245,939	218,723	242,591	212,412
Participating securities	1,368	1,722	1,601	1,689
Units	25,626	25,721	25,310	26,351

FFO weighted average common shares, participating securities and units outstanding - basic	272,933	246,166	269,502	240,452
Dilutive common stock equivalents	431	401	449	357

FFO weighted average common shares, participating securities and units outstanding - diluted	273,364	246,567	269,951	240,809

(1)	Funds from operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT recently reiterated that under NAREIT’s definition of FFO, impairment write-downs of depreciable real estate should be excluded in calculating NAREIT FFO. In addition, impairments of in substance real estate investments in investees that are driven by measureable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures should be excluded in determining NAREIT FFO. Historically, the Company added back impairments of depreciable real estate to NAREIT FFO in order to arrive at the Company’s FFO, as adjusted.
(2)	Excluding amounts attributable to noncontrolling interests.

Guidance(1)

The Company is providing the following guidance:

	Range for the Full-Year 2012
Guidance:	Low	High
Earnings per common share—diluted	$(0.12)	$(0.07)
Impairments and acquisition cost	0.01	0.01
Real estate related depreciation and amortization net of noncontrolling interests (2)	0.47	0.47

FFO, as adjusted, per common share and unit-diluted	$0.36	$0.41

(1)	The Company’s guidance excludes real estate gains and losses, impairments, debt modification costs, and acquisition costs.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended

December 31, 2011 and 2010 (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
CALCULATION OF ADJUSTED EBITDA	2011	2010	2011	2010
Net loss attributable to common stockholders	$(163)	$(11,195)	$(25,250)	$(37,830)
Interest expense(1)	17,347	15,446	64,254	56,998
Proportionate share of interest expense from unconsolidated joint ventures	722	973	3,077	3,230
Real estate related depreciation and amortization(1)	32,149	29,386	128,989	115,904
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,390	1,470	6,177	5,901
Income tax (benefit) expense and other taxes(1)	38	(131)	144	937
Stock-based compensation amortization	831	1,246	4,587	4,828
Noncontrolling interests(1)	(207)	(1,698)	(3,593)	(5,223)
Loss on business combinations	—	—	—	395
Non-FFO gains on dispositions of real estate interests	(12,030)	—	(12,030)	(2,079)
Impairment losses (1)(2)	8,226	4,916	10,160	12,329

Adjusted EBITDA	$48,303	$40,413	$176,515	$155,390

CALCULATION OF FIXED CHARGES
Interest expense (1)	$17,347	$15,446	$64,254	$56,998
Capitalized interest	537	359	2,670	2,162
Amortization of loan costs and debt premium/discount	(277)	(252)	(1,015)	(1,240)
Proportionate share of interest expense from unconsolidated joint ventures	722	973	3,077	3,230

Total fixed charges	$18,329	$16,526	$68,986	$61,150

Fixed charge coverage	2.6	2.4	2.6	2.5

	December 31, 2011	December 31, 2010
CALCULATION OF NET DEBT:
Consolidated senior unsecured notes, mortgage notes and senior unsecured line of credit	$1,252,783	$1,211,359
Less consolidated cash and cash equivalents	(12,834)	(17,330)
Less mortgage premiums, net	(2,591)	(3,550)
Pro-rata share of unconsolidated debt	61,706	62,312
Pro-rata share of unconsolidated cash	(1,573)	(1,202)

Net debt	$1,297,491	$1,251,589

(1)	Includes amounts related to discontinued operations.
(2)	Includes impairment losses on investments in unconsolidated joint ventures.

The following table is a reconciliation of our net operating income to our reported “Loss from continuing operations” for the three and twelve months ended December 31, 2011 and 2010 (in thousands):

	Consolidated Operating Data
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Loss from continuing operations	$(4,677)	$(12,628)	$(36,456)	$(42,469)
Income tax (benefit) expense and other taxes	38	(137)	144	918
Interest and other (income) expense	53	(245)	310	(357)
Interest expense	17,104	15,333	63,941	56,548
Equity in (income) loss of unconsolidated joint ventures, net	(894)	786	2,556	2,986
General and administrative	5,459	6,734	25,925	25,262
Real estate related depreciation and amortization	31,106	28,186	124,244	110,373
Loss on business combinations	—	—	—	395
Impairment losses	448	4,100	448	8,656
Impairment losses on investments in unconsolidated joint ventures	19	216	1,953	216
Casualty gains	(33)	—	(33)	—
Institutional capital management and other fees	(1,138)	(1,082)	(4,291)	(4,133)

Total net operating income	47,485	41,263	178,741	158,395
Less net operating income- non-same store properties	(6,095)	(251)	(24,019)	(3,546)

Same store GAAP net operating income	41,390	41,012	154,722	154,849
Less revenue from lease terminations	(179)	(96)	(616)	(426)

Same store net operating income, excluding revenue from lease terminations	41,211	40,916	154,106	154,423
Less straight-line rents, net of related bad debt expense	(1,460)	(1,610)	(5,092)	(4,291)
Add back amortization of above/(below) market rents	(168)	(17)	(467)	85

Same store cash net operating income, excluding revenue from lease terminations	$39,583	$39,289	$148,547	$150,217

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, impairment, general and administrative expenses and interest expense. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measureable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the recent economic downturn and the strength of the economic recovery and the potential impact of the financial crisis in Europe; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.